UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K/A
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2018
___________________

AVADEL PHARMACEUTICALS PLC
(Exact name of registrant as specified in its charter)
___________________

Ireland (State or Other Jurisdiction of Incorporation)	001-37977 (Commission File Number)	98-1341933 (I.R.S. Employer Identification No.)
Block 10-1 Blanchardstown Corporate Park, Ballycoolin Dublin 15, Ireland (Address of Principal Executive Offices)	Not Applicable (Zip Code)

Registrant's telephone number, including area code: +353 1 485 1200
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company Ž

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Ž

Explanatory Note:  Avadel Pharmaceuticals plc (the "Company") is filing this amendment to its current report on Form 8-K which was filed on March 16, 2018 (the "Original Filing") solely to correct a typographical error in the Original Filing.  In the last sentence of the first paragraph under Item 2.02 of the Original Filing, the reference to "March 16, 2017" should have been to "March 16, 2018," as corrected in this amendment.

Item 2.02	Results of Operations and Financial Condition.

On March 16, 2018, Avadel Pharmaceuticals plc (the "Company") filed its Form 10-K for the year ended December 31, 2017. During the Company's finalization of its Form 10-K, Avadel made certain adjustments that resulted in its previously reported earnings per share results for the full year 2017 to increase by $0.02.  GAAP earnings for the full year 2017 increased to $68.271 million from the $67.254 million amount previously stated in Avadel's press release dated March 8, 2018; and GAAP earnings per share for the full year 2017 increased to $1.63 from the $1.61 amount previously stated in the press release. To review the Company's full financial statements for the full year 2017, please see the Company's Form 10-K filed March 16, 2018.

The information responsive to this Item 2.02 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVADEL PHARMACEUTICALS PLC
By:       /s/ Michael F. Kanan
Michael F. Kanan
Senior Vice President, Chief Financial Officer

Date: March 19, 2018